Exhibit 10.17

AMENDMENT NO.1 TO

EXECUTIVE EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO EXECUTIVE EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of June 28, 2024 (the “Amendment Effective Date”), by and between LB Pharmaceuticals Inc, a Delaware corporation (the “Company”), and Marc Panoff, an individual residing at *** (the “Executive,” and together with the Company, the “Parties”). All capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Employment Agreement (defined below).

RECITALS

WHEREAS, the Company and the Executive entered into that certain Executive Employment Agreement, made as of August 25, 2023 (the “Employment Agreement”); and

WHEREAS, the Company and the Executive desire to amend the Employment Agreement as provided in this Amendment.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, promises, and obligations contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties intending to be legally bound, acknowledge and agree as follows:

1. Section 2 of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

Position and Duties. During the Employment Period, the Executive will serve as Senior Vice President of Finance of the Company and report to the Chief Financial Officer of the Company. The Executive shall have such duties, authority, and responsibilities commensurate with such position and such other duties and responsibilities that are specifically delegated to the Executive from time. The Executive will diligently and conscientiously perform Executive’s duties and will devote substantially all of the Executive’s business hours to such duties, and during such time will make the best use of the Executive’s energy, knowledge, and training to advancing the Company’s interests. The Executive will accept no other employment or contracting work during the Employment Period, or serve as a member of the board of directors of any for-profit entity or as a member of any advisory board without the express written consent of the board of directors the Company (the “Board”). Upon termination of the Executive’s employment relationship with the Company for any reason, the Executive shall resign and relinquish any position held as an officer and/or board member of the Company.

2. Section 3(a) of the Employment Agreement is hereby deleted and replaced in its entirety with the following:

Base Salary. Subject to the terms set forth herein, in consideration for all services rendered by the Executive to the Company, the Company shall pay the Executive an annual base salary of Three Hundred Fifteen Thousand Dollars and No Cents ($315,000) (“Annual Base Salary”) in periodic installments in accordance with the Company’s regular payroll practices in effect from time to time for executive employees, but no less frequently than semi-monthly. The Executive shall be classified as exempt from overtime and the Executive understands and acknowledges that the Executive is not entitled to overtime compensation and that the Annual Base Salary is intended to compensate the Executive for all hours worked.

3. Subject to Board approval, the Company shall grant to the Executive an option to purchase 200,000 shares of Common Stock of the Company under the Plan, as amended (the “Second Option”) at an exercise price per share to be determined by the Board from time to time. The Second Option shall vest and become exercisable on a cumulative basis with 25% to vest upon the first anniversary of the Amendment Effective Date and in thirty-six (36) substantially equal monthly installments over the thirty-six (36) month period beginning on the last day of the month following the first anniversary of the Amendment Effective Date and the last day of each month thereafter; provided that the Executive continues to have a Service Relationship (as defined in the Plan) with the Company through each such date. The Second Option shall be subject to other standard terms and conditions, not inconsistent with the foregoing, as are contained in the Company’s standard form of Notice of Grant and Stock Option Agreement.

4. The Executive hereby consents to the terms set forth in this Amendment and acknowledges and agrees that the terms set forth herein do not constitute “Good Reason,” “Cause” and/or any term with any similar meaning or import under the Employment Agreement. The Executive represents that the Executive’s decision to enter into this Amendment is completely voluntary. Except as otherwise expressly amended by this Amendment, the Employment Agreement shall remain in full force and effect. The Employment Agreement and this Amendment, together with those documents or other agreements between the parties expressly referenced or otherwise incorporated therein, set forth the entire understanding between the parties with regard to the subject matter hereof and supersede any prior oral discussions or written communications and agreements. This Amendment may not be modified or amended except by an instrument in writing signed by the Parties.

[Signature page follows]

The parties have executed this Amendment to Employment Agreement on the day and year first written above.

LB PHARMACEUTICALS INC

By:	/s/ Zachary Prensky
Name:	Zachary Prensky
Title:

EXECUTIVE

/s/ Marc Panoff
Marc Panoff

[Signature page to Amendment No. 1 to Executive Employment Agreement]